Exhibit 16.1

November 6, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by ERBA Diagnostic, Inc. (the “Company”) set forth under Item 4.01 of its Current Report on Form 8-K dated November 6, 2019 (the “Form 8-K”). We agree with the statements concerning our firm in such Form 8-K.

We are not in a position to agree or disagree with other statements made by the Company in the Form 8-K.

/s/ Morrison, Brown, Argiz & Farra, LLC